                                                                      EXHIBIT 23


                               [CROWE CHIZEK LOGO]



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements of Southern Michigan Bancorp, Inc. on Form S-3 (Registration No. 33-24977 and Registration No. 333-51417), of our report dated February 11, 2000 on the consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 1999 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.



                                         /s/ Crowe, Chizek and Company LLP
                                         ---------------------------------------
                                         Crowe, Chizek and Company LLP


South Bend, Indiana
March 22, 2000